Exhibit 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Terex Corporation 1994 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated August 22, 1995, with respect to the combined financial statements of PPM S.A. and Legris Industries, Inc. included in Amendment No. 1 to Form 8-K/A dated August 28, 1995, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP
Greenville, South Carolina
December 20, 1995